SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 27, 2003


                        PINNACLE WEST CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


           Arizona                      1-8962                 86-0512431
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)         Identification Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona        85072-3999
         (Address of principal executive offices)               (Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)


                                      NONE
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

     APS FINANCING APPLICATION

     On March 27, 2003, the ACC approved the $500 million Financing Application of Arizona Public Service Company ("APS") (see "APS Financing Application" in
Item 5 of the Pinnacle West Capital Corporation (the "Company" or "Pinnacle West") Current Report on Form 8-K dated March 11, 2003), subject to the following principal conditions:

     *    any debt issued by APS pursuant to the order must be unsecured;

     * APS will be permitted to loan up to $500 million (the "APS Loan") to Pinnacle West Energy Corporation ("Pinnacle West Energy"), guarantee up to $500 million of Pinnacle West Energy debt or a combination of both, not to exceed $500 million in the aggregate;

     * the APS Loan must be callable and secured by certain Pinnacle West Energy assets;

     * the APS Loan must bear interest at a rate equal to 264 basis points above the interest rate on APS debt that could be issued and sold on equivalent terms (including, but not limited to, maturity and security);

     * the 264 basis points referred to in the previous bullet will be capitalized as a deferred credit and used to offset retail rates in the future, with the deferred credit balance bearing an interest rate of six percent per annum;

     * the APS Loan must have a maturity date of not more than four years, unless otherwise ordered by the ACC;

     * any demonstrable increase in APS' cost of capital as a result of the transaction (such as from a decline in bond rating) will be excluded from future rate cases;

     * APS must maintain a common equity ratio of at least forty percent and may not pay common dividends if such payment would reduce its common equity ratio below that threshold, unless otherwise waived by the ACC. The ACC will process any waiver request within sixty days, and for this sixty-day period this condition will be suspended. However, this condition, which will be continued indefinitely, will not be permanently waived without an order of the ACC; and

     * certain waivers of the ACC's affiliated interest rules previously granted to APS and its affiliates will be withdrawn and, during the term of the APS Loan, neither Pinnacle West nor Pinnacle West Energy may reorganize or restructure, acquire or divest assets, or form, buy or sell affiliates (each, a "Covered Transaction"), or pledge or otherwise encumber the Pinnacle West Energy assets without prior ACC

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
          approval, except that the foregoing restrictions will not apply to the following categories of Covered Transactions:

          * Covered Transactions less than $100 million, measured on a cumulative basis over the calendar year in which the Covered Transactions are made;

          * Covered Transactions by SunCor Development Company ("SunCor") of less than $300 million through 2005, consistent with SunCor's anticipated accelerated asset sales activity during those years;

          * Covered Transactions related to the payment of ongoing construction costs for Pinnacle West Energy's (a) West Phoenix Unit 5, located in Phoenix, with an expected commercial operation date in mid-2003, and (b) Silverhawk plant, located near Las Vegas, with an expected commercial operation date in mid-2004; and

          * Covered Transactions related to the sale of 25% of the Silverhawk plant to Southern Nevada Water Authority ("SNWA") if SNWA exercises its existing purchase option to do so.

     The ACC also ordered the ACC staff to conduct an inquiry into our and our affiliates' compliance with the retail electric competition and related rules and decisions.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PINNACLE WEST CAPITAL CORPORATION
                                        (Registrant)



Dated: March 27, 2003                   By: Barbara M. Gomez
                                            ------------------------------------
                                            Barbara M. Gomez
                                            Treasurer

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